[FNB Corporation Letterhead]





March 29, 2002




Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., on Tuesday, May 14, at Custom Catering, Inc., in Blacksburg, Virginia. The bank will host a reception following the business meeting. I encourage you to take this opportunity to visit with your friends and fellow shareholders.

At the meeting, we will take action to elect your directors and consider proposals to amend the articles of incorporation to increase the number of authorized shares and ratify the appointment of Brown Edwards & Company as independent auditors. During the meeting, we will also report to you on the condition, performance, and prospects for FNB Corporation and its subsidiaries. You will have an opportunity to inquire about matters of interest to all shareholders. Please return your proxy by Friday, May 10, in the enclosed postage-paid envelope.

We hope you will be able to attend. A map to the site is printed on the back of this proxy statement for your convenience.

Sincerely,



J. Daniel Hardy, Jr.
President/CEO

Enclosures

                   Notice of Annual Meeting of Shareholders

To Our Shareholders:

     The Annual Meeting of Shareholders of FNB Corporation (the
"Corporation" ) will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on Tuesday, May 14, 2002, at 2:00 p.m., for the following purposes:

     (1) To elect four Class III directors to serve until the 2004 Annual Meeting of Shareholders, and two Class I directors to serve until the 2002 Annual Meeting of Shareholders;

     (2) To approve an amendment to the Articles of Incorporation to increase the number of authorized shares from 10,000,000 to 25,000,000;

     (3) To ratify the appointment of Brown Edwards & Company as the Corporation's independent auditors for the year ending December 31, 2002; and

     (4) To transact any other business that may properly come before the meeting or any adjournment thereof.

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business on March 15, 2002.

   The number of shares outstanding and entitled to vote is 5,888,706 shares.

     This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors.

     The Board of Directors of FNB Corporation recommends that shareholders elect the nominated directors of Class I and Class III, approve the proposed amendment to increase the number of authorized shares, and ratify the appointment of Brown Edwards & Company.




                                               Peter A. Seitz, Secretary
                                               FNB Corporation

March 29, 2002


IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete, sign and date the enclosed proxy and return it in the postage-paid envelope provided as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                             FNB Corporation
                               PO Box 600
                        Christiansburg, VA  24068


                             Proxy Statement

                    2001 Annual Meeting of Shareholders
                        To be Held on May 14, 2002

                          GENERAL INFORMATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of FNB Corporation (the "Corporation" or the "Company") for the
2001 Annual Meeting of Shareholders ("Annual Meeting") to be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on Tuesday, May 14, 2002, at 2:00 p.m., for the following purposes: (1) to elect four Class III directors to serve until the 2004 Annual Meeting of Shareholders, and two Class I directors to serve until the 2002 Annual Meeting of Shareholders; (2) to approve a proposed amendment to the Articles of Incorporation to increase the number of authorized shares from 10,000,000 to 25,000,000; (3) to ratify the appointment of Brown Edwards & Company as the Company's independent auditors for the year ending December 31, 2002; and (4) to transact any other business that may properly come before the meeting or any adjournment thereof. The approximate mailing date of this proxy statement and accompanying proxy is March 29, 2002.


Revocation and Voting of Proxies

     All shares of the common stock of the Corporation represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised, by filing a written notice with the Secretary of the Corporation at the above address or by submitting a proxy bearing a later date. Shareholders also may revoke their proxies by attending the Annual Meeting and voting in person.

Voting Rights of Shareholders

     Only those shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, 5,888,706 shares of Corporation common stock were outstanding and entitled to vote at the Annual Meeting. The Corporation has no other class of stock outstanding.

     Each share of Corporation common stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders of the Corporation do not have cumulative voting rights. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.


Solicitation of Proxies

     The Corporation will pay all costs for this proxy solicitation. Proxies are being solicited by mail, and also may be solicited by directors, officers, employees and agents of the Corporation in person, by telephone, or by mail. Officers, directors and employees of the Corporation will not receive special compensation for their solicitation activities. The Corporation may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Corporation stock.


Board of Directors and Committees of the Board

     The Board of Directors (the "Board") of the Corporation held 9 meetings during 2001. No director attended fewer than 75 percent of the meetings of the Board and committees on which he served during the year. Non-management directors of the Corporation received $1,000 compensation for their services each month, options to purchase 3,500 shares of the Corporation's stock and received 300 shares of the Corporation's stock for each year of service (prorated to the month of appointment to the Board, if applicable).

     There are no family relationships among any of the directors or executive officers, and none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

     The Corporation has an Executive Committee that met twice during 2001. During 2001, the members of the Executive Committee were Kendall O. Clay, J. Danny Hardy, Jr., James L. Hutton, Joan H. Munford, Steven D. Irvin, Charles
W. Steger and Jon T. Wyatt. The Executive Committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board.


                   Risk Management Committee Report

     The Risk Management Committee (formerly known as the Audit Committee) of the Corporation met on four occasions during 2001. The Risk Management Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, has furnished the following report:

     The Risk Management Committee (the "Committee") monitors and reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. The role and responsibilities of the Committee are set forth in a written Charter adopted by the Board. The Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

     The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes. However, the Committee does not complete its monitoring prior to Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's consolidated annual financial statements to generally accepted accounting principles.

     In this context, the Committee met and held discussions with management and the Company's independent auditors, Brown Edwards & Company, with respect to the Company's financial statements for the fiscal year ended December 31, 2001. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                           Daniel D. Hamrick, Chairman
                           Kendall O. Clay
                           Douglas Covington
                           F. Courtney Hoge

Audit Fees. The aggregate fees billed for professional services rendered by Brown Edwards & Company for its audit of the Company's annual financial statements for the year ended December 31, 2001, for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during the year, for Federal Home Loan Bank collateral verification audits, for Company tax returns and for varied levels of assistance with the Company's accounting systems amounted to $96,650.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed for professional services rendered by Brown Edwards & Company in connection with the reconciliation of the "Mortgage Loans Held for Sale" accounts and the development and implementation of enhanced internal controls in that regard totaled $35,349.

All Other Fees. The aggregate fees billed for all services rendered by Brown Edwards & Company other than the fees described above, during the year ended December 31, 2001, amounted to $31.790. The fees related to the Corporation's acquisition activity.

     The Audit Committee has considered the provision by Brown Edwards & Company of information technology and other non-audit services to the Company and determined that the provision of these services by Brown Edwards & Company is compatible with maintaining the independence of the Company's principal auditors.

         Compensation Committee Report on Executive Compensation

     The Corporation's Board (excluding all employee-directors) serves as the Compensation Committee and, as such, reviews the performance of the Chief Executive Officer of the Corporation and makes discretionary awards under the FNB Corporation 2000 Stock Incentive Plan to key employees (as defined therein) of the Corporation and its subsidiaries. As part of this process, the Board establishes the annual compensation of the President and Chief Executive Officer of the Corporation. In 2001, the Board increased Mr. Hardy's salary from $210,550 to $218,000.

     Factors taken into consideration by the Board in establishing the executive compensation include:

     a. Review of peer executive compensation as presented in a report prepared by the Virginia Bankers Association, SNL Securities and Sheshunoff Information Services;
     b. Return on equity and return on assets of the Corporation during the prior year;
     c.    Credit quality of the loan portfolio;
     d.    Loan and deposit growth;
     e.    Overall performance of the Corporation during the prior year.

     As further evaluation of performance, qualitative factors considered included the quality of the strategic plan, organization and management development progress, and civic involvement. The Executive Committee does not establish the compensation for the other executive officers.

                           Joan H. Munford, Chairman
                           Steven D. Irvin
                           B.L. Rakes
                           F. Courtney Hoge
                           Douglas Covington
                           Charles W. Steger
                           Jon T. Wyatt.

      Compensation Committee Interlocks and Insider Participation

     During 2001 and up to the present time, there were transactions between the Company's banking subsidiaries, First National Bank, Salem Bank & Trust and FNB Southwest, and members of the Compensation Committee, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collection or presented other unfavorable features.

                          Nominating Committee

     The Board of Directors has no separate nominating committee. The Compensation Committee of the Board of Directors reviews any director nominations and makes recommendations to the Board of Directors. The entire Board reviews the qualifications of the candidates for membership on the Board. In its capacity as the nominating committee, the Compensation Committee will accept for consideration shareholders' nominations for directors if made in writing. In accordance with the Corporation's bylaws, a shareholder nomination must include sufficient background information with respect to the nominee and sufficient identification of the nominating shareholder. To be considered for the next election of directors, nominations must be received by the Corporation's President no less than fourteen days and no more than 50 days before the meeting held for that purpose. However, if less than 21 days' notice of a meeting for election of directors is provided to the shareholders, then written shareholder nominations for director must be received by the Corporation's President no later than the close of business on the seventh day after the notice of the meeting is mailed.

     Executive Officers of the Corporation. J. Daniel Hardy, Jr., President and CEO, Litz H. Van Dyke, Executive Vice President, Peter A. Seitz, Executive Vice President/General Counsel and Daniel A. Becker, Senior Vice President and Chief Financial Officer, are Executive Officers of the Corporation. These gentlemen serve at the pleasure of the Corporation's Board. Mr. Hardy has served First National Bank as Executive Vice President/CAO, President, and President/CEO over the past five years. Mr. Van Dyke has served First National Bank as Senior Vice President/Commercial Loans and as Executive Vice President over the past five years. Mr. Seitz has served First National Bank as Senior Vice President/General Counsel and as Executive Vice President/General Counsel over the past five years. Mr. Becker has served as Senior Vice President/Chief Financial Officer since 1999. Mr. Becker served as Vice President/Financial Analyst for First National Bank during 1998, and served for the previous two years as Manager of Financial Analysis and Budgeting for First Union National Bank in Virginia/Maryland/DC.


Executive Compensation. The following table shows the cash and certain other compensation paid to the Corporation's Chief Executive Officer and those executive officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 2001.

                          Summary Compensation Table


                                              Long Term Compensation
                      Annual Compensation            Awards
                                              (A)(B)(C)
                                              Res-
                                              tricted     All Other
                                              Securities  Under-
                                              Stock       lying      Compensa-
Name and Principal           Salary   Bonus   Awards      Options    tion
Position              Year     ($)     ($)     ($)          (#)        ($)
J. Daniel Hardy, Jr.  2001   218,411  20,940   --         --          54,865
President and CEO,    2000   210,651  12,000   None       15,000      18,360
the Corporation, and  1999   188,301  15,000   --         --          17,837
President and CEO,
First National Bank

Litz H. Van Dyke,     2001   110,756   2,861   --         --          20,027
Executive Vice        2000    95,464  10,000   41,250      2,500      18,856
President, the        1999    81,535   8,000   --         --          15,700
Corporation and
First National Bank

Peter A. Seitz,       2001   108,460   2,690   --         --          11,781
Executive Vice        2000    89,776  10,000   41,250      2,500      10,275
President/General     1999    74,161   7,500   --         --           8,853
Counsel, the
Corporation and
First National Bank

     (A) Restricted Stock Awards of 2,500 shares were awarded to Messrs. Van Dyke and Seitz were valued at $16.50, the market price on the date of award, July 27, 2000. One-fifth of the Restricted Stock Awards vest each year on the anniversary date of the award. Dividends on the Restricted Stock Awards are paid to the executive.
     (B) All other compensation for 2001 for Mr. Hardy consists of a 1,000 share unrestricted stock award valued at $20,250, the market price on the date of the award, December 20, 2001, an estimated contribution to the Company's ESOP of $13,066 and a matching 3 percent contribution on Mr. Hardy's behalf to the Company's 401(k) plan and nonqualified compensation plan in the amount of $6,549; All other compensation for 2001 for Mr. Van Dyke includes an estimated contribution to the Company's ESOP of $9,291 and a matching 3 percent contribution on Mr. Van Dyke's behalf of $3,536 to the Company's 401(k) plan and nonqualified plan; All other compensation for 2001 for Mr. Seitz includes an estimated contribution to the Company's ESOP of $8,530 and a matching 3 percent contribution on Mr. Seitz' behalf of $3,251 to the Company's 401(k) plan and nonqualified plan; In prior years, all other compensation consisted of a Company contribution to the ESOP and a matching of 3 percent of the executive's contribution to the Company's 401(k) plan or nonqualified deferred compensation plan.
     (C) Mr. Van Dyke received a vehicle allowance of $600 per month during a portion of 1999 and all of 2000 and 2001.


                 Stock Option Grants in the Last Fiscal Year

                 Number of   % of Total
                 Securities  Options
                 Underlying  Granted to                          Grant Date
                 Options     Employees in  Exercise  Expiration  Present Value
Name             Granted(#)  Fiscal Year   Price($)  Date        ($) (A)
J. Daniel Hardy  7,500       100           20.10     12/19/11    32,707

     (A)  Present value determined using the Black-Scholes valuation model.

                   Fiscal Year-End Option Values (B)


                       Number of Securities                    Value of
                           Underlying                         Unexercised
                        Unexercised Options               In-the-Money Options
                           at FY-End(#)                      at FY-End($)(A)
                          Exercisable/                        Exercisable/
Name                     Unexercisable                      Unexercisable
J. Daniel Hardy, Jr       3,975/21,875                      21,159/117,342

Litz H. Van Dyke           663/1,987                         3,444/10,333

Peter A. Seitz             663/1,987                         3,444/10,333

     (A) Present value determined using the Black-Scholes valuation model.
     (B)    There were no shares acquired by exercised during 2001.


     Transactions with Management. Directors and executive officers of the Corporation (and its subsidiaries), and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank in the ordinary course of their businesses. In the opinion of management of the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; were made in the ordinary course of business; and do not involve more than a normal risk of collection or present unfavorable features.

     Employment Agreements. The Corporation and First National Bank (the "Bank") entered into an employment agreement with Mr. Hardy during 1997.
The agreement for Mr. Hardy provides for employment with the Corporation for a period of three years. The term of the employment agreement renews each year for an additional period of one year (for a maximum of three years). Mr. Hardy's salary and benefits are established by the Board from time to time in accordance with the agreement.

     The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of Mr. Hardy's employment within 36 months after the change in control. In such event, Mr. Hardy would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not his employment is terminated by the new organization. In addition, Mr. Hardy is entitled to an additional $100,000 immediate payment. Should Mr. Hardy accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     The Corporation and the Bank entered into employment agreements with Messrs. Seitz and Van Dyke during 1999. The agreements for Messrs. Seitz and Van Dyke provide for their employment with the Corporation for a period of one year. The term of the employment agreements renews each year for an additional period of one year.

     The agreements also provide for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, Messrs. Seitz and Van Dyke would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not employment is terminated by the new organization. Should Messrs. Seitz or Van Dyke accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     Samuel H. Tollison served as President/CEO of the Corporation until his retirement on December 31, 1998. As part of Mr. Tollison's retirement, the Corporation and Mr. Tollison mutually agreed to terminate his employment agreement and replace it with a consulting, noncompetition, and put option agreement, effective January 1, 1999. By the terms of the five-year agreement, Mr. Tollison will provide consulting services to the organization, will refrain from assisting any company in competition with the organization, and will offer to the Corporation for sale each month blocks of 1,000 shares of stock or more and the Corporation may repurchase the shares at the current market price. Should the Corporation subsequently complete an affiliation transaction, the Corporation will reimburse Mr. Tollison for the excess in price paid by the affiliating organizations to Corporation shareholders above the price paid by the Corporation to Mr. Tollison for those shares repurchased within one year before the affiliation announcement. The agreement may be terminated by the Corporation if Mr. Tollison fails to abide by the agreement, a bank regulator disqualifies him from service, or he is found guilty of a crime of moral turpitude. Further, the agreement will terminate immediately upon Mr. Tollison's death or should the Corporation and he mutually decide to discontinue their contractual relationship. During the active term of the agreement, Mr. Tollison will annually receive a total sum of $100,000 for his consulting services and for his agreement not to compete.

     Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 15, 2002.

PROPOSALS TO BE VOTED ON

Proposal No.1  - Election of Directors

     Election of Directors. The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. The Board of Directors decided to expand its membership from five to nine members in 2000 to reflect the growth of the organization and the prospective retirement of several directors in the coming years. In addition, during 2001, the Board of Directors further expanded the Board to include two individuals previously associated with SWVA Bancshares, Inc. and in early 2002, the Board further expanded its membership to include three individuals previously associated with Salem Bankshares, Inc.

     James L. Hutton, Douglas Covington, Clark Owen, Jr., Carl E. Tarpley, Jr. and F. Courtney Hoge currently serve as Class III directors. Messrs. Covington, Owen, Tarpley and Hoge have been nominated for election as Class III directors at the Annual Meeting to serve until the Annual Meeting in 2004 and until their respective successors are duly elected and qualified. In accordance with the retirement plan of the Company's Board of Directors, James
L. Hutton was not eligible for renomination. Walter A. Hunt and B.L. Rakes have been nominated to serve as a Class I directors to serve until the 2002 Annual Meeting and until their respective successors are duly elected and qualified. Messrs. Hoge and Rakes were elected by the Board of Directors on May 8, 2001 to serve until the Annual Meeting to fill the vacancies created by the Board's decision to increase the size of the Board to eleven members; Messrs. Owen, Tarpley and Hunt were elected by the Board of Directors on January 24, 2002 to serve until the Annual Meeting to fill the vacancies created by the Board's decision to increase the size of the Board to fourteen members.

     Management proposes that the nominees listed in this Proxy Statement be elected as Directors of Class I and III.

     Certain information concerning the six nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class III directors, who will continue in office after the 2001 and 2002 Annual Meeting of Shareholders, respectively.

    Directors of Class III to be elected for a term expiring at the 2004
                            Annual Meeting

Name (Age) and               Director    Amount of Common Stock    Percent
Principal Occupation         Since       Owned Beneficially and    of Class
For Past Five Years                      Nature of Ownership as
                                         of March 8, 2002
                                         (A)(B)(D)
Dr. Douglas Covington (67)   1999         8,912                    *
President,
Radford University

F. Courtney Hoge (61)        2001         9,906                    *
Sales Representative,
New York Life

Clark Owen, Jr. (59)         2002        32,103                    *
President/CEO,
Salem Bank & Trust;
formerly President/CEO
Salem Community
Bankshares

Carl E. Tarpley, Jr. (60)    2002        16,540                    *
Executive VP, Salem
Bank & Trust; formerly
Executive VP, Salem
Community Bankshares

    Directors of Class I to be elected for a term expiring at the 2002
                            Annual Meeting

Name (Age) and               Director    Amount of Common Stock    Percent
Principal Occupation         Since       Owned Beneficially and    of Class
For Past Five Years                      Nature of Ownership as
                                         of March 8, 2002
                                         (A)(B)(D)
Walter A. Hunt (72)          2002        56,733                    *
Retired Superintendent
Salem City Schools

B.L. Rakes (69)              2001        18,413                    *
Retired President/CEO
SWVA Bancshares and
Southwest Va. Savings Bank

    Directors of Class II to continue in office until the 2003
                          Annual Meeting


Name (Age) and               Director    Amount of Common Stock    Percent
Principal Occupation         Since       Owned Beneficially and    of Class
For Past Five Years                      Nature of Ownership as
                                         of March 8, 2002
                                         (A)(B)(D)
Kendall O. Clay (59)         1996        30,319                    *
Attorney,
Kendall O. Clay, P.C.,
Radford, Virginia

J. Daniel Hardy, Jr. (52)    1996        64,600                    1.1
President/CEO,
FNB Corporation;
President/CEO, First
National Bank; formerly
EVP/CAO, the Bank


Charles W. Steger (54)       2000         4,839                    *
President, Virginia
Polytechnic Institute
and State University,
Blacksburg, Virginia;
formerly Vice President,
VPI-SU


Jon T. Wyatt (61)            2000        33,247                    *
President, Sign
Systems, Inc.
Radford, Virginia

    Directors of Class I to continue in office until the 2002
                        Annual Meeting

Name (Age) and               Director    Amount of Common Stock    Percent
Principal Occupation         Since       Owned Beneficially and    of Class
For Past Five Years                      Nature of Ownership as
                                         of March 8, 2002
                                         (A)(B)(D)
Daniel D. Hamrick (55)       1996        15,800                    *
Attorney, Daniel D.
Hamrick, P.C.,
Christiansburg, Virginia

Steven D. Irvin (43)         2000         8,712                    *
Vice President,
Blue Ridge Insurance
Wytheville, Virginia


Directors and Executive                 315,614                    5.3
Officers as a group
(14 persons)(C)(D)


*      Less than one percent of the Company's total outstanding stock.
(A) Includes shares that may be deemed beneficially owned due to joint ownership, voting power or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family member residing in the household of the Board member, which may be deemed beneficially owned.
(B)    Includes estimated 2001 Employee Stock Ownership Plan allocation.
(C) Includes 9,619 shares beneficially owned by Mr. Van Dyke and 5,871 shares beneficially owned by Mr. Seitz.
(D) Includes shares that may be acquired within 60 days pursuant to the exercise of stock options issued under the 2000 Stock Incentive Plan:
       Messrs. Clay, Covington, Hamrick -- 7,420 shares, respectively; Mr. Irvin-- 6,890; Messrs. Hoge, Rakes, Steger and Wyatt -- 3,710 shares, respectively. Mr. Hardy -- 3,975 shares and Messrs. Van Dyke and Seitz -- 663 shares.

     Vote Required. With respect to the election of directors, votes may be cast in favor or withheld. If a quorum is present, a majority of the shares cast is required to approve the election of a director. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining the election of directors, and therefore have no effect.


     The Board of Directors recommends that you vote "FOR" the election of Douglas Covington, Clark Owen, Jr., Carl E. Tarpley and F. Courtney Hoge to serve as Directors of Class III; and Walter A. Hunt and B.L. Rakes to serve as Directors of Class I.


Proposal No. 2 - Approval to Increase Authorized Number of Shares

     General. The Company's Articles of Incorporation currently authorize the issuance of up to 10 million shares of common stock. As of the record date, 5,888,706 shares of common stock were issued and outstanding, and 424,000 shares were subject to currently outstanding stock options, leaving less than 4,000,000 shares available for other uses.

     The Board of Directors is proposing an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 25 million. If the shareholders approve this proposal, the first sentence of Paragraph III of the Company's Articles of Incorporation will be amended to read as follows:

      The Corporation shall have authority to issue twenty-five million (25,000,000) shares of Common Stock, par value $5.00 per share.

     Purpose and Effect of the Proposed Amendment. As of March 15, 2002, the Company had less than 4,000,000 shares available for issuance. The Board believes that this number does not give the Company flexibility to issue stock for acquisitions or general corporate purposes to the degree that the Company had prior to its acquisition of SWVA Bancshares, Inc. on May 1, 2001, of Salem Community Bankshares on December 31, 2001, and the issuance of the stock dividend paid to shareholders on March 8, 2002. In particular, if the Board determines that it would again be appropriate to effect a significant acquisition through the exchange of Company stock or a stock dividend or split, the current number of unissued authorized shares might not be enough to complete such transaction. Although we cannot guarantee that any future acquisitions or stock dividends or splits will occur, the Board believes that the proposed increase in the number of authorized shares will provide the Company with the flexibility necessary to maintain a reasonable stock price through future stock dividends or splits, or to issue shares in connection with an acquisition or other corporate purpose, without incurring the expense of convening a special shareholders' meeting or the delay of waiting until the next annual meeting.

     If this proposal is approved, all authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection with stock-based employee benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions). Neither the Company nor the Board currently has any arrangements, agreements or understandings with respect to the issuance or use of the additional shares of authorized common stock sought to be approved (other than issuances permitted or required under the Corporation's stock-based employee benefit plans or awards made pursuant to those plans). If this proposal is approved, all or any of the shares may be issued without further shareholder action, unless required by law or the rules of the NASDAQ market quotation system.

     Existing shareholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future. Therefore, future issuances of common stock other than issuances on a pro rata basis to all shareholders would reduce each shareholder's proportionate interest in FNB Corporation.

     An increase in the authorized number of shares of common stock could have an anti-takeover effect. If we issue additional shares in the future, such an issuance could dilute the voting power of a person seeking control of the Corporation, thereby making an attempt to acquire control of the Corporation more difficult or expensive. Neither the Board nor management is currently aware of any attempt, or contemplated attempt, to acquire control of the Corporation, and we are not presenting this proposal with the intent that it be used as an anti-takeover device.

     Vote Required to Approve Proposal. With respect to this proposal, votes may be cast in favor, against or withheld. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary for approval of Proposal 2.
Therefore, abstentions and broker non-votes effectively count as votes against this proposal.


     The Board of Directors recommends that you vote "FOR" the proposed amendment to the Company's Articles of Incorporation.


Proposal No. 3 - Ratification of Appointment of Independent Auditors

     On January 24, 2002, upon recommendation of the Company's Risk Management Committee, the Board of Directors appointed the accounting firm of Brown Edwards & Company as independent auditors for the year ending December 31, 2002. At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Brown Edwards & Company as independent auditors for the year ending December 31, 2002.

     Representatives of Brown Edwards & Company are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

     Vote Required. If a quorum is present, the affirmative vote of a majority of the shares cast is required to ratify the appointment. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining the ratification of the appointment, and therefore have no effect.

     On March 29, 2001, the Company's Risk Management Committee approved, and the Company's Board of Directors ratified the appointment of the accounting firm of Brown Edwards & Company as the Company's independent auditors for the year ending December 31, 2001, to replace McLeod and Company ("McLeod"), who chose not to be considered for re-appointment. The report of McLeod on the Company's consolidated financial statements for the year ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's consolidated statements for the fiscal year ended December 31, 2000 and through March 29, 2002, there were no disagreements between FNB Corporation and McLeod on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of McLeod, would have caused McLeod to make reference thereto in their report on the financial statements for such year. In addition, there were no reportable events (as defined in SEC Regulation S-K, Item 304 (a)(1)(v)) during the year ended December 31, 2000 and through March 29, 2002.

     The Board of Directors recommends that you vote "FOR" ratification of the appointment of Brown Edwards & Company as independent auditors for the year ended December 31, 2002.

     Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period (beginning December 31 of the year noted and ending on December 31 of the year noted) to the returns of the Standard and Poor's 500 stock index and to the returns of an Independent Peer Bank Index. The Independent Peer Bank Index is a compilation of the total return to shareholders over the past five years of the following group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia: United Security Bankshares, Inc.; TIB Financial Corp.; Seacoast Banking Corp.; Capital City Bank Group, Inc.; Fidelity National Corp.; Southwest Georgia Financial Corp.; PAB Bankshares, Inc.; Four Oaks Fincorp., Inc.; Bank of Granite Corp.; FNB Financial Services Corp.; First Bancorp; CNB Corporation; Peoples Bancorporation, Inc..; First Pulaski National Corporation; Community Financial Group, Inc.; National Bankshares, Inc.; FNB Corporation; Virginia Commonwealth Financial Corp.; American National Bankshares, Inc.; Central Virginia Bankshares, Inc.; Virginia Financial Group, Inc..; C&F Financial Corporation; and First Century Bankshares, Inc.




             [Graph included in proxy sent to shareholders]



                            1996    1997    1998    1999    2000    2001
FNB Corporation              100     103     129     120     100     127
Independent Bank Index       100     148     154     140     139     165
S & P 500 Index              100     133     171     207     188     166

     Section 16(a) Beneficial Ownership Reporting Compliance. Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations made to the Corporation, the Corporation believes that its officers and directors have filed on a timely basis the reports required to be filed under 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2000.

     Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than November 29, 2002. Any such proposal must be in proper form and shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. In addition, if a shareholder intends to present a proposal for action at next year's Annual Meeting, the shareholder must provide the Corporation with notice thereof on or before February 12, 2003.

     Other Matters. The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.


IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended December 31, 2001, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry Taylor, Senior Vice President/Comptroller, First National Bank, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068-0600.


                                      BY ORDER OF THE BOARD OF
                                      DIRECTORS



                                      Peter A. Seitz
                                      Secretary

Christiansburg, Virginia
March 29, 2002

                                                                   Appendix A


                              FORM OF PROXY

                             FNB CORPORATION

        This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints _________________ and ______________, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Corporation standing in the name of the undersigned as of March 15, 2002, at the annual meeting of shareholders to be held Tuesday, May 14, 2002, at 2:00 p.m. at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, or any adjournments thereof, on each of the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR approval of each proposal listed. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)

Please sign, date and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders
FNB CORPORATION

May 14, 2002

Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

1. To elect four Class III directors to serve until the 2004 Annual Meeting of Shareholders, or until their successors are elected and qualified, and two Class I directors to serve until the 2002 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.

                                                      Nominees:
[  ] FOR all nominees          [  ] WITHHELD from      Dr. Douglas Covington
(except as marked to the             all nominees.     F. Courtney Hoge
   contrary below.)                                    Clark Owen, Jr.
                                                       Carl E. Tarpley, Jr.
                                                       Walter A. Hunt
                                                       B.L. Rakes


(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)

---------------------------------------------------------

The Board of Directors unanimously recommends a vote FOR all nominees listed above.


2. Proposal to amend the Articles of Incorporation to increase the number of authorized shares from 10,000,000 to 25,000,000.


                [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

The Board of Directors unanimously recommends a vote FOR Proposal 2.


3. Proposal to ratify the appointment of Brown Edwards & Company as independent auditors for the year ending December 31, 2002.

                [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

The Board of Directors unanimously recommends a vote FOR Proposal 3.


4. The transaction of any other business as may properly come before the Annual Meeting or any adjournment thereof. Management presently knows of no other business to be presented at the Annual Meeting.




Signature _____________________________________ Dated: _______________ , 2002

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.